EXHIBIT 3.3

                 CERTIFICATE AMENDING ARTICLES OF INCORPORATION OF

                              TALKING CARDS INC.

     The undersigned, being the President and Secretary of TALKING CARDS INC., a Nevada Corporation, hereby certify that by majority vote of the Board of Directors and a majority vote of the stockholders of an Action by Written Consent, it was agreed that this CERTIFICATE AMENDING ARTICLES OF INCORPORATION be filed.

     The undersigned further certifies that the original Articles of Incorporation of TALKING CARDS INC. were filed with the Secretary of State of Nevada on the 13th day of August, 1997. The undersigned further certifies that ARTICLE FIRST of the Articles of Incorporation filed on the 13th day of August 1997, herein is amended to read as follows:

                              ARTICLE FIRST

FIRST.  The name shall be:
------
                          OYSTERKING INCORPORATED

     The undersigned hereby certify that they have on this 30th day of November, 2001, executed this Certificate Amending the original Article of Incorporation heretofore filed with the Secretary of State of Nevada.

                                             /s/ Bruna Comagnoni
                                             --------------------
                                             Bruna Comagnoni
                                             President

                                             /s/ Bruna Comagnoni
                                             --------------------
                                             Bruna Comagnoni
                                             Secretary

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